                                                                    EXHIBIT 25.5


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___


                              -------------------


                           BANK ONE TRUST COMPANY, NA
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                          31-0838515
                                                      (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

 100 EAST BROAD STREET, COLUMBUS, OHIO                   43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                           BANK ONE TRUST COMPANY, NA
                              100 EAST BROAD STREET
                            COLUMBUS, OHIO 43271-0181
       ATTN: LINDA J. PATTERSON, SENIOR MANAGING DIRECTOR, (614) 248-5193
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                               -----------------

                             SEMCO CAPITAL TRUST I
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                          PENDING
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)


          405 WATER STREET
        PORT HURON, MICHIGAN                                  48060
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                              PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.    GENERAL INFORMATION.  FURNISH THE FOLLOWING
           INFORMATION AS TO THE TRUSTEE:

           (A)   NAME AND ADDRESS OF EACH EXAMINING OR
           SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of
           Governors of the Federal Reserve System, Washington D.C.

           (B)   WHETHER IT IS AUTHORIZED TO EXERCISE
           CORPORATE TRUST POWERS.

           The trustee is authorized to exercise corporate trust powers.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
           IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
           SUCH AFFILIATION.

           No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4.  A copy of the existing by-laws of the trustee.*

           5.  Not Applicable.

           6.  The consent of the trustee required by Section 321(b) of the Act.




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           7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not Applicable.

           9.  Not Applicable.


           Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, NA, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois on the 24th day of November, 1999.


                      BANK ONE TRUST COMPANY, NA
                      TRUSTEE

                      By      /s/ John R. Prendiville
                        -------------------------------------
                              John R. Prendiville
                              Vice President


*EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NA FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE DOW CHEMICAL COMPANY, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999.





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




                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                 November 24, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between SEMCO CAPITAL TRUST I and BANK ONE TRUST COMPANY, NA, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NA



                           By    /s/ John R. Prendiville
                             -------------------------------
                                 John R. Prendiville
                                 Vice President








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



                                    EXHIBIT 7


Legal Title of Bank:    Bank One Trust Company, NA           Call Date: 12/31/98 ST-BK: 17-1630 FFIEC 032
Address:                100 Broad Street                                    Page RC-1
City, State  Zip:       Columbus, OH 43271
FDIC Certificate No.:   0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                  DOLLAR AMOUNTS IN THOUSANDS C300
                                                                                      RCON    BIL MIL THOU
                                                                                      ----    ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCON
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1)                               0081    159,911     1.a
    b. Interest-bearing balances(2)........................................                0071     16,874     1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...........                1754          0     2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)........                1773      7,403     2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                 1350    576,473     3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCON
                                                                                           ----
    RC-C)..................................................................                2122     32,603     4.a
    b. LESS: Allowance for loan and lease losses...........................                3123         10     4.b
    c. LESS: Allocated transfer risk reserve.........                                      3128          0     4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCON
                                                                                           ----
    reserve (item 4.a minus 4.b and 4.c)...................................                2125     32,593     4.d
5.  Trading assets (from Schedule RD-D).........                                           3545          0     5.
6.  Premises and fixed assets (including capitalized leases)...............                2145     18,685     6.
7.  Other real estate owned (from Schedule RC-M)...........................                2150          0     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).........................................                2130          0     8.
9.  Customers' liability to this bank on acceptances outstanding...........                2155          0     9.
10. Intangible assets (from Schedule RC-M).................................                2143     31,392    10.
11. Other assets (from Schedule RC-F)......................................                2160    127,322    11.
12. Total assets (sum of items 1 through 11)...............................                2170    970,653    12.

-----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.





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

Legal Title of Bank:   Bank One Trust Company, N.A.       Call Date:  12/31/98 ST-BK: 171630 FFIEC 032
Address:               100 East Broad Street                                Page RC-2
City, State  Zip:      Columbus, OH 43271
FDIC Certificate No.:  0/3/6/1/8


SCHEDULE RC-CONTINUED


                                                                                              DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS
                                                                                                   ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
                                                                                            ----
       from Schedule RC-E, part 1).........................................                 2200      802,791     13.a
       (1) Noninterest-bearing(1).........................................                  6631      727,720    13.a1
(2)      Interest-bearing.................................................                  6636       75,071    13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)..................................
       (1) Noninterest bearing.............................................
       (2) Interest-bearing................................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                     RCFD 2800            0       14
15. a. Demand notes issued to the U.S. Treasury                                        RCON 2840            0     15.a
    b. Trading Liabilities(from Sechedule RC-D)............................            RCFD 3548            0     15.b

16. Other borrowed money:                                                                   RCON
                                                                                            ----
    a. With original maturity of one year or less..........................                 2332            0     16.a
    b. With original  maturity of more than one year.......................                 A547            0     16.b
    c. With original maturity of more than three years.....................                 A548            0     16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                 2920            0     18.
19. Subordinated notes and debentures......................................                 3200            0     19.
20. Other liabilities (from Schedule RC-G).................................                 2930       64,642     20.
21. Total liabilities (sum of items 13 through 20).........................                 2948      867,433     21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..........................                 3838            0     23.
24. Common stock...........................................................                 3230          800     24.
25. Surplus (exclude all surplus related to preferred stock)                                3839       35,157     25.
26. a. Undivided profits and capital reserves..............................                 3632       67,207     26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities..........................................................                 8434           56     26.b
27. Cumulative foreign currency translation adjustments                                     3284            0     27.
28. Total equity capital (sum of items 23 through 27)                                       3210      103,220     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)..................................                 3300      970,653     29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing
    work performed for the bank by independent external                                             Number
    auditors as of any date during 1996....................................RCFD 6724..... N/A       M.I.
1 = Independent audit of the bank conducted in accordance               4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified               external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank               authority)
2 = Independent audit of the bank's parent holding company              5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing                auditors
    standards by a certified public accounting firm which               6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                     external auditors
    (but not on the bank separately)                                    7 = Other audit procedures (excluding tax preparation work)
3 = Director's examination of the bank conducted in accordance with     8 = No external audit work
    generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)